ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                     INVESCO ADVANTAGE SERIES FUNDS, INC.



      INVESCO ADVANTAGE SERIES FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Article I of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                     ARTICLE I
                                     ---------

                                   NAME AND TERM
                                   -------------

      The name of the corporation is INVESCO Counselor Series Funds, Inc., (the "Company"). The corporation shall have perpetual existence.

      SECOND:  The foregoing  amendment,  in accordance with the requirements of
      Section 2-605 of the Corporations and Associations Law of the State of Maryland, was approved by a majority of the board of directors of the Company on October 23, 2000.

      THIRD: The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the Corporations and Associations Law of the State of Maryland.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Advantage Series Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 6th day of November 2000.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO ADVANTAGE SERIES FUNDS, INC.




                              By:  /s/ Mark H. Williamson
                                   ----------------------
                                   Mark H. Williamson, President



WITNESSED



By:  /s/ Glen A. Payne
     -----------------
     Glen A. Payne, Secretary

STATE OF COLORADO             )
                              ) ss.
CITY AND COUNTY OF DENVER     )


                                  CERTIFICATION
                                  -------------

      I, Ruth Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Mark H. Williamson, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 6th day of November 2000.



                                    /s/ Ruth A. Christensen
                                    -----------------------
                                    Notary Public



My Commission Expires: March 16, 2002
                       --------------